For the semi-annual period ended May 31, 2001
File number 811-03175
Prudential Sector Funds, Inc.
	Prudential Health Sciences Fund



SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Health Sciences Fund,
 a series of
Prudential Sector Funds, Inc., was held on March 1, 2001. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For		    Withheld

	Saul K. Fenster	                11,503,814		    322,463
Delayne Dedrick Gold	    	     11,505,441		    321,836
Robert F. Gunia	                11,509,549		    316,728
	Douglas H. McDorkindale	     11,510,368		    315,909
W. Scott McDonald                    11,508,164		    318,113
Thomas T. Mooney		     11,510,091		    316,186
	Stephen P. Munn		     11,512,315		    313,962
            David R. Odenath		     11,510,579		    315,698
Richard A. Redeker		     11,510,970		    315,307
	Judy A. Rice			     11,509,624		    316,653
Robin B. Smith 		     11,505,639		    320,638
Louis A. Weil III 		     11,510,913		    315,364
Clay T. Whitehead		     11,510,687		    315,590

02.	Not Applicable

03.	To permit PIFM to enter into or make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against 		Abstentions

		8,070,487		660,243		388,851

04.	An amendment to the management agreement to permit PIFM to allocate assets among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against 		Abstentions

		8,155,716		557,796		406,069

5A.	NOT APPLICABLE

5B.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against 		Abstentions

		8,103,126		598,842		417,613

5C.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against 		Abstentions

		8,172,380		567,679		379,522

5D.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against 		Abstentions

		8,097,325		638,051		384,205

5E.	Not Applicable

5F.	Not Applicable

5G.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against 		Abstentions

		8,088,528		624,464		406,589

5H.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against 		Abstentions

		8,130,637		552,229		436,715




07.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Fund's current fiscal year.

		Votes For 		Votes Against 		Abstentions

		11,389,184		142,597		294,496








t:  \Cluster 1\N-SAR\Sector\7-01\77C.health.doc.